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                                                                      EXHIBIT 11

                       NANOPHASE TECHNOLOGIES CORPORATION

               STATEMENT REGARDING COMPUTATION OF LOSS PER SHARE
                                  (UNAUDITED)

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
                                                      THREE MONTHS ENDED JUNE 30,             SIX MONTHS ENDED JUNE 30,
                                                    -------------------------------         ------------------------------
                                                        1998               1997                 1998              1997
                                                    ------------       ------------         ------------      ------------
HISTORICAL:
Weighted average common shares outstanding            12,310,154             77,586           12,293,900            77,586
                                                    ============       ============         ============      ============

Net loss                                            $ (1,599,414)      $ (1,427,700)        $ (2,486,814)     $ (2,665,891)
                                                    ============       ============         ============      ============

Net loss per common share                           $      (0.13)      $     (18.40)        $      (0.20)     $     (34.36)
                                                    ============       ============         ============      ============


PRO FORMA:
Weighted average common shares outstanding               n/a                 77,586              n/a                77,586
Weighted average preferred shares outstanding            n/a              7,412,652              n/a             7,410,514
                                                    ------------       ------------         ------------      ------------

       Total                                             n/a              7,490,238              n/a             7,488,100
                                                    ============       ============         ============      ============

Net loss                                                 n/a           $ (1,427,700)             n/a          $ (2,665,891)
                                                    ============       ============         ============      ============

Pro forma net loss per common share                      n/a           $      (0.19)             n/a          $      (0.36)
                                                    ============       ============         ============      ============
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